UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 21, 2006

No Borders Inc
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 0-1738

Nevada	88-0429812
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

18301 Von Karman, Irvine CA 92613
(Address of Principal Executive Offices)
(Zip Code)

949- 251-0250
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 - Material Modification of Rights of Security Holders

On February 28, 2007, pursuant to the rights vested in the Board of Directors in the Articles of Incorporation to provide for the issuance of Preferred Stock in series from the 25,000,000 shares of authorized Preferred Stock authorized in the Articles of Incorporation, the Company filed a Certificate of Designation with the State of Nevada adopted by resolution of the Board of Directors which established 10,000,000 shares of a Series B Preferred Stock and described the rights and limitations of each share of such Series.

The rights, preferences, limitations and restrictions of each share of the Series B Preferred Stock are summarized as follows:

1.
The shares are to terminate on the earlier of December 31, 2008 or 27 weeks following the date of issuance if the Company fails to generate revenue and/or other funds of at least $1,000,000 during that 27 week period or 54 weeks from the date of issuance if the Company fails to generate at least $5,000,000 during that 54 week period.

2.	The shares have no conversion or subscription rights, nor preference on liquidation rights, nor any rights to dividends.

3.
Each share issued grants the holder thereof voting rights equal to eighteen shares of the Company’s common stock with respect to the following matters only: a) actions requiring shareholder approval relating specifically to (i) amendments or changes to the Corporation’s Articles of Incorporation which cause increases or decreases in the number of authorized shares of the Corporation’s Common Stock and/or which authorize the Corporation to issue other securities, and/or (ii) a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event whereby shares of Common Stock are changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Corporation or another entity, and/or (iii) a sale of all or substantially all the Corporation’s assets; and/or b) the election or dismissal of members of the Corporation’s Board of Directors, provided that such voting rights shall not be exercised by the holder of shares of Series “B” Preferred Stock for the purpose of voting for or against such holder’s election to or dismissal from the Corporation’s Board of Directors.

On March 5, 2007, the Board of Directors adopted a resolution, as authorized by the Articles of Incorporation, to issue the 10,000,000 shares of Series B Preferred stock to the four individuals listed below. At the time of such issuance, each individual recipient of shares of such Series B stock entered into an agreement with Company which provides for further restrictions and limitations on the voting rights designated and the consideration provided to Company by such individuals, as follows:

1.
Additional restrictions: (a) Each holder of such Series B Preferred stock is prohibited from voting in favor of any proposed merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event whereby shares of common stock are changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Corporation or another entity if the a majority of the issued and outstanding shares of Common Stock vote against such any such aforementioned event; and (b) Each holder of such Series B Preferred stock is prohibited from voting in favor of any proposed sale of substantially all of the Company’s assets if a majority of the issued and outstanding shares of common stock vote against any such proposed sale

2.	Consideration received by Company

(a)
Each of the two individuals receiving a majority of such shares (Mr. Rosenfeld and Dr. Hinojosa) agreed that he would not claim or attempt to collect any of the deferred and unpaid compensation as of February 28, 2007 until such time as all of the Company’s loans currently outstanding, other than loans made by the holders of such shares, have been repaid in full and until such time as the Company’s cash flow is sufficient to satisfy the operational and development requirements of the Company;

(b)
Each of the two individuals receiving a majority of such shares (Mr. Rosenfeld and Dr. Hinojosa) agreed that he would not claim or attempt to collect any sums loaned or otherwise advanced to the Company by such individual as of February 28, 2007, until such time as all of the Company’s loans currently outstanding and currently due and payable, other than loans made by the holders of such shares, have been paid in full, and until such time as the Company’s cash flow is sufficient to satisfy the operational and development requirements of the Company;

(c)
Each of the two individuals receiving the balance of such shares (Jorge Hinojosa and Willie Rodriguez) agreed that he would not claim or attempt to collect in excess of 30% of the deferred and unpaid compensation as of February 28,2007 until such time as all of the Company’s loans currently outstanding, other than loans made by the holders of such shares, have been repaid in full; and each of the same individuals agreed that he would not claim or attempt to claim in excess of 30% of any sums loaned or otherwise advanced to the Company by such individual as of February 28, 2007, until such time as all of the Company’s loans currently outstanding and currently due and payable, other than loans made by other holders of such shares, have been paid in full;

(d)
The agreement with each individual relating to restrictions on making claims for deferred compensation and/or repayment of loans remain in force until such time as the shares of Series B Preferred stock issued to such individual are terminated or otherwise cancelled.

The effect of the issuance of the Series B Preferred shares is as follows:

1.
With respect to those matters on which the holders of such shares may vote, such holders in the aggregate would have voting power equal to 180 Million shares out of a current total of 379,785,734 million possible votes, computed by the sum of the total shares of common stock currently issued and outstanding, or 199,785,734 shares, plus the voting power attributable to the 10 million shares of Series B Preferred stock. To the extent approval by a majority of the voting power of the issued and outstanding shares of stock is required with respect to an action of shareholders, whether at a meeting of shareholders or based on the written consent of stockholders without a meeting, the holders of such Series B Preferred Stock would in the aggregate be entitled to 180 Million of the 189,892,318 Million votes currently needed for approval of any action which is within the parameters of the voting rights to which such shares of Series B Preferred shares are entitled.

2.
With respect to any matter relating to a merger, consolidation of sale of substantially all of the Company’s assets, if a majority of the outstanding shares of common stock voted against such an action, the holders of the Series B Preferred would not be entitled to vote in favor of such action. Accordingly, the issuance of the Series B Preferred shares will have no effect in utilizing the voting power derived from the shares of Series B Preferred stock to force such an action upon the Company to the extent such action is not otherwise approved by a vote of majority of the issued and outstanding shares of common stock .

3.
With respect to the dismissal or election of any director, an individual holder of shares of Series B Preferred is not entitled to vote such shares if such holder is the director in question. Since two of the four individuals who were issued shares of the Series B Preferred Stock are currently directors, the following would result as an illustration: Dr. Raul Hinojosa: Dr Hinojosa was issued 4,400,000 shares of the Series B Preferred; accordingly, Dr Hinojosa could not utilize the 79,200,000 votes otherwise granted to him pursuant to the provisions of the Series B Preferred shares in connection with his election or dismissal from the Board of Directors. The holders of the remaining shares of Series B Preferred issued and outstanding would be entitled to 100.8 Million votes in the aggregate, or significantly less than a majority of the voting power required to elect of dismiss a director at a shareholders meeting.

The shares of Series B Preferred Shares were issued to the following individuals and the total amount of deferred and unpaid compensation otherwise due such individual and the outstanding loans and advances made by such individual are set forth next to his name:

Name	Share Issued	Deferred Compensation	Loans/Advances
Raul Hinojosa	4,400,000	$215,000	$375,000
RM Rosenfeld	3,400,000	$215,000	$250,000
Jorge Hinojosa	1,600,000	$97,500	$116,848
W Rodriguez	600,000	$ 80,000	$ 12,800

ITEM 9.01 - Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K

Exhibit 9,01(d) -Certificate of Designation of Series B Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NO BORDERS INC

Date: March 9, 2007	By:	/s/ Robert M Rosenfeld
Name: Robert M Rosenfeld
Title: Chief Executive Officer